UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2021

MARVELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40357	85-3971597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 N. West Street, Suite 1200

Wilmington, Delaware 19801

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (302) 295-4840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MRVL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On April 29, 2021 (the “Settlement Date”), Inphi Corporation (“Inphi”), a wholly owned subsidiary of Marvell Technology, Inc. (“MTI”), delivered an aggregate of 7,115,085 newly issued shares of MTI’s common stock, par value $0.002 per share (the “Exchange Shares”), to a limited number of holders (the “Noteholders”) of Inphi’s outstanding 0.75% Convertible Senior Notes due 2021 (the “2021 Notes”) and outstanding 0.75% Convertible Senior Notes due 2025 (the “2025 Notes” and, together with the 2021 Notes, the “Notes”) pursuant to separate, privately negotiated exchange agreements (the “Exchange Agreements”) among Inphi, MTI and each Noteholder. The Exchange Shares were delivered in exchange for approximately $9.6 million in aggregate principal amount of the 2021 Notes and $199.5 million in aggregate principal amount of the 2025 Notes owned by the Noteholders (such transactions, the “Exchanges”). Following the settlement of the Exchanges on the Settlement Date, the Notes delivered to Inphi pursuant to the Exchange Agreements were cancelled.

The Exchange Shares were offered and sold, pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Exchange Shares have not been, and will not be, registered under the Securities Act or any state securities law. MTI does not intend to file a registration statement for resale of the Exchange Shares.

The Exchanges were conducted in connection with the previously announced acquisition of Inphi pursuant to the Agreement and Plan of Merger and Reorganization, dated October 29, 2020, by and among Marvell Technology Group Ltd. (“Marvell”), MTI, Maui Acquisition Company Ltd, a Bermuda exempted company and a wholly owned subsidiary of MTI, Indigo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of MTI, and Inphi, which was completed on April 20, 2021.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including but not limited to: our failure to realize the anticipated benefits of the transaction, including as a result of our ability to integrate the businesses of Marvell and Inphi or due to unexpected costs, liabilities or delays related to such integration; our ability to retain and hire key personnel; potential adverse reactions or changes to business relationships resulting from the completion of the transaction; risks associated with third party contracts containing consent and/or other provisions that may be triggered by the transaction; the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and any related company or government policies and actions intended to protect the health and safety of individuals or government policies or actions intended to maintain the functioning of national or global economies and markets; legislative, regulatory and economic developments affecting our business; general economic and market developments and conditions including disruptions in our supply chain or in the supply chains of our customers or suppliers; the evolving legal, regulatory and tax regimes under which we operate; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as our response to any of the aforementioned factors. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors as well as other risks associated with the transaction and the combined company as described in the “Risk Factors” section of the joint proxy statement/prospectus filed with the U.S. Securities and Exchange Commission (“SEC”) in connection with the transaction, and risks and uncertainties that affect our business as described in the “Risk Factors” section of Marvell’s most recent Annual Report on Form 10-K and other documents filed by MTI from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. We do not give any assurance that we will achieve our expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2021

MARVELL TECHNOLOGY, INC.

By:	/s/ JEAN HU
Jean Hu
Chief Financial Officer